[Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit have been omitted by means of marking such portions with asterisks as the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.] Execution Version Exhibit 10.5 AMENDMENT NO. 1 This Amendment No. 1 (the “Amendment”) to the Non-exclusive Anticalin® Platform License Agreement dated May 2, 2017 (the “Agreement”), is made by and between (1) ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden and principal offices at SE-431 83 Mölndal, Sweden (“AstraZeneca”); and (2) Pieris Pharmaceutical, Inc. (“Pieris US”), a corporation existing under the laws of the State of Nevada having a principal place of business at 255 State Street, 9th Floor, Boston, MA 02109, Pieris Pharmaceuticals GmbH (“Pieris Germany”), a company existing under the laws of Germany having a principal place of business at Lise-Meitner-Strasse 30, 85354 Freising, Germany (collectively “Pieris”), and is made effective as of March 29, 2021 (the “Amendment Effective Date”). Recitals WHEREAS, in accordance with the Agreement, AstraZeneca is Developing the Lead Product also known as AZD 1402 or PRS-060 in accordance with the Collaboration Agreement; and WHEREAS, the Parties desire to amend and restate certain terms and conditions of the Agreement with respect to Lead Product. Agreement NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: 1. Definitions Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement. 2. Modifications The payment associated with the Initiation of a Phase 2a Study Milestone Event in Section 3.2 (Milestone Payments) of [***] shall not be due or paid with respect to the Lead Product (AZD1402/PRS-060). For avoidance of doubt, this Amendment shall not impact payments for Licensed Products other than the Lead Product.

2 3. Amendment Effective Date This Amendment shall become effective on the Amendment Effective Date. 4. Entire Agreement This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. Each Party confirms that it is not relying on any representations, warranties, or covenants of the Party except as specifically set out in the Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability or fraud. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. [Remainder of page intentionally blank. Signatures follow.]

3 Execution THIS AMENDMENT IS EXECUTED by the authorized representatives of the Parties as of the Amendment Effective Date. ASTRAZENECA AB (publ.) PIERIS PHARMACEUTICAL, INC. Signature: /s/ Ulrika Lilja Signature: /s/ Stephen Yoder Name: Ulrika Lilja Name: Stephen Yoder Title: Authorised Signatory Title: CEO PIERIS PHARMACEUTICALS, GmbH. Signature: /s/ Stephen Yoder Name: Stephen Yoder Title: CEO 110721486v.3